Exhibit 10.1

Berggruen Acquisition Holdings Ltd.
1114 Avenue of the Americas
New York, New York 10036

and

Marlin Equities II, LLC
555 Theodore Fremd Avenue
Suite B-302
Rye, New York 10580

Liberty Acquisition Holdings Corp.
1114 Avenue of the Americas, 41st Floor
New York, New York 10036

Date: May 7, 2010

RE:	Securities Surrender Agreement

Gentlemen:

Reference is made to the Business Combination Agreement, dated as of March 5, 2010, as amended by Amendment Nos. 1, 2 and 3 thereto (the “Business Combination Agreement”), by and among Liberty Acquisition Holdings Corp. (“Liberty”), Liberty Acquisition Holdings Virginia, Inc. and Promotora de Informaciones, S.A. (“Prisa”). Unless otherwise defined herein, capitalized terms are used herein as defined in the Business Combination Agreement.

Pursuant to Section 9.19 of the Business Combination Agreement, Liberty has agreed to acquire from the Sponsors an aggregate of 3,000,000 shares of Liberty Common Stock for an aggregate purchase price of $300 and, pursuant to Section 10.3(g) of the Business Combination Agreement, it is a condition precedent to the obligations of Prisa that Liberty shall have completed such acquisition. To that end, each Sponsor hereby agrees to sell to Liberty, and Liberty agrees to purchase, an aggregate of 1,500,000 shares of Liberty Common Stock for a total purchase price to each Sponsor of $150. Such sale and purchase shall take place immediately prior to the Reincorporation Effective Time (and in all events after the vote at the Liberty Stockholder Meeting).

Each of the parties hereto agrees that Prisa is intended to be, and shall be, a third party beneficiary under this letter agreement and shall be entitled to directly enforce Liberty’s rights hereunder.

The obligations of the parties hereunder shall terminate if the Business Combination Agreement shall be terminated for any reason (other than the failure of the condition specified in Section 10.3(g) of the Business Combination Agreement).

-signature page to follow-

Please acknowledge your agreement with the foregoing by executing this letter in the space provided below.

Yours faithfully,

Berggruen Acquisition Holdings Ltd.

By:	/s/ Jared Bluestein
Name:     Jared Bluestein

Title:	Secretary

Marlin Equities II, LLC

By:	/s/ Martin Franklin
Name:     Martin Franklin

Title:	Authorized Signatory

Acknowledged and Agreed:

Liberty Acquisition Holdings Corp.

By:	/s/ Jared Bluestein
Name:     Jared Bluestein

Title:	Secretary

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